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                                                                    EXHIBIT 11-1

                               STAR BUFFET, INC.
                            COMPUTATION OF EARNINGS
                                   PER SHARE

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
                                                                    PERIOD ENDED
                                                              -------------------------
                                                              JANUARY 26,   JANUARY 27,
                                                                 1998          1997
                                                              -----------   -----------
BASIC EARNINGS PER SHARE:
Net Income..................................................  $2,699,000    $  470,000
                                                              ----------    ----------
Weighted average number of common shares outstanding during
  the year..................................................   3,515,000     2,600,000
                                                              ----------    ----------
Basic Earnings per Share....................................  $     0.77    $     0.18
                                                              ==========    ==========
DILUTED EARNINGS PER SHARE
Net Income..................................................  $2,699,000    $  470,000
                                                              ----------    ----------
Weighted average number of common shares outstanding during
  the year..................................................   3,515,000     2,600,000
  Incremental common shares attributable to exercise of
     stock options..........................................      13,000            --
                                                              ----------    ----------
                                                               3,528,000     2,600,000
Diluted Earnings per Share..................................  $     0.76    $     0.18
                                                              ==========    ==========
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